As filed with the Securities and Exchange
 Commission on October 31, 2002                         Registration No.
============================================================================

                     SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549
                               _______________

                                  Form S-8
                           REGISTRATION STATEMENT
                                    under
                         THE SECURITIES ACT OF 1933
                               _______________

                           Falmouth Bancorp, Inc.
           (Exact name of registrant as specified in its charter)

           Delaware                                          04-3337685
(State or other jurisdiction of                           (I.R.S. Employer
 incorporation or organization)                          Identification No.)

                              20 Davis Straits
                              Falmouth MA 02540
                               (508) 548-3500
        (Address, including Zip Code, of principal executive offices)
                               _______________

                 Stock Option Plan for Santo P. Pasqualucci
                          (Full title of the Plans)
                               _______________

                          Mr. Santo P. Pasqualucci
                    President and Chief Executive Officer
                         Falmouth Co-operative Bank
                              20 Davis Straits
                             Falmouth, MA 02540
                               (508) 548-3500

                                  Copy to:

                          Richard A. Schaberg, Esq.
                           Thacher Proffitt & Wood
                  1700 Pennsylvania Avenue, N.W. Suite 800
                           Washington, D.C. 20006
                               (202) 347-8400
           (Name and address, including Zip Code, telephone number
                    and area code, of agent for service)
                               _______________

                       CALCULATION OF REGISTRATION FEE


===============================================================================================================
                                                     Proposed Maximum     Proposed Maximum
Title of Securities                                   Offering Price          Aggregate            Amount of
 to be Registered      Amount to be Registered(1)     Per Share (2)      Offering Price (2)    Registration Fee
---------------------------------------------------------------------------------------------------------------

Common Stock, $0.01          23,778 shares                 (2)              $383,116.00             $35.25
 par value
===============================================================================================================

--------------------
<F1>  Based on 23,778 shares of common stock of Falmouth Bancorp, Inc. (the
      "Company") reserved for issuance upon exercise of options granted pursuant to the Stock Option Plan for Santo P. Pasqualucci ("Plan"). In addition to such shares, this registration statement also covers an undetermined number of shares of common stock of the Company that, by reason of certain events specified in the Plan, may become issuable upon exercise of options through the use of certain anti-dilution provisions.
<F2>  Estimated solely for purpose of calculating the registration fee in accordance with Rule 457 of the Securities Act of 1933, pursuant to which at total of 20,000 subject to outstanding options are deemed to be offered at an exercise price of $15.00 per share and a total of 3,778 shares subject to outstanding options are deemed to be offered at an exercise price of $22.00 per share.

============================================================================

                                   PART I

            INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.  Plan Information.

      Not required to be filed with the Securities and Exchange Commission (the "Commission").

Item 2.  Registrant Information and Employee Plan Annual Information.

      Not required to be filed with the Commission.

      Note: The document containing the information specified in this Part I will be sent or given to employees as specified by Rule 428(b)(1). Such document need not be filed with the Commission either as part of this registration statement or as prospectuses or prospectus supplements pursuant to Rule 424. These documents and the documents incorporated by reference in this registration statement pursuant to Item 3 of Part II of this form, taken together, constitute a prospectus that meets the requirements of
Section 10(a) of the Securities Act of 1933, as amended ("Securities Act").

                                   PART II

Item 3.  Incorporation of Documents by Reference.

      The following documents and information heretofore filed with the Commission by the Registrant (File No. 01-13465) are incorporated by reference in this registration statement:

      (1) the description of the Registrant's common stock (the "Common Stock") contained in the Registrant's Registration Statement on Form S-4, dated November 27, 1996 which was filed with the Commission pursuant to the Securities Exchange Act of 1934, as amended ("Exchange Act");

      (2) the Registrant's Annual Report on Form 10-KSB for the fiscal year ended September 30, 2001, which was filed with the Commission pursuant to the Exchange Act; and

      (3) the Registrant's Quarterly Reports on Form 10-QSB for the quarters ended December 31, 2001, March 31, 2002 and June 30, 2002, which were filed with the Commission pursuant to the Exchange Act.

      All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date hereof and prior to the date of the termination of the offering of the Common Stock offered hereby shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any document which is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

      Falmouth Bancorp, Inc. will provide without charge to each person to whom this Registration Statement is delivered, upon request of any such person, a copy of any or all of the foregoing documents incorporated herein by reference (other than exhibits to such documents). Written requests should be directed to Mr. Geroge E. Young, III, Falmouth Co-operative Bank, 20 Davis Straits, Falmouth, Massachusetts 02540. Telephone requests may be directed to (508) 548-3500.

Item 4.  Description of Securities.

      Not applicable.

Item 5.  Interests of Named Experts and Counsel.

      Not applicable.

Item 6.  Indemnification of Directors and Officers.

      Section 145 of the Delaware General Corporation Law ("DGCL") inter alia, empowers a Delaware corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of another corporation or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interest of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Similar indemnity is authorized for such person against expenses (including attorneys' fees) actually and reasonably incurred in connection with the defense or settlement of any such threatened, pending or completed action or suit if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and provided further that (unless a court of competent jurisdiction otherwise provides) such person shall not have been adjudged liable to the corporation. Any such indemnification may be made only as authorized in each specific case upon a determination by the shareholders or disinterested directors or by independent legal counsel in a written opinion that indemnification is proper because the indemnitee has met the applicable standard of conduct.

      Section 145 further authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against any liability asserted against him, an incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would otherwise have the power to indemnify him under Section 145.

      Article X of the Company's Certificate of Incorporation provides that a director shall not be personally liable to the Company or its stockholders for damages for breach of his fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is expressly prohibited by the DGCL.

      Article XI of the Company's Certificate of Incorporation requires the Company, among other things, to indemnify to the fullest extent permitted by the DGCL, any person who is or was or has agreed to become a director or officer of the Company, who was or is made a party to, or is threatened to be made a party to, or has become a witness in, any threatened, pending or completed action, suit or proceeding, including actions or suits by or in the right of the Company, by reason of such agreement or service or the fact that such person is, was or has agreed to serve as a director, officer, employee or agent of another corporation or organization at the written request of the Company.

      Article XI, Section 11 also empowers the Company to purchase and maintain insurance to protect itself and its directors and officers, and those who were or have agreed to become directors or officers, against any liability, regardless of whether or not the Company would have the power to indemnify those persons against such liability under the law or the provisions set forth in the Certificate of Incorporation. The Company is also authorized by its Certificate of Incorporation to enter into individual indemnification contracts with directors and officers. The Company currently maintains directors' and officers' liability insurance consistent with the provisions of the Certificate of Incorporation.

      The Company has entered into Employment Agreements with each of Santo
P. Pasqualucci and George E. Young III pursuant to which it has undertaken contractually to provide indemnification and insurance coverage in the manner described above.

Item 7.  Exemption from Registration Claimed.

      Not applicable.

Item 8.  Exhibits.

       3.1  Certificate of Incorporation of Falmouth Bancorp, Inc.*
       3.2  By-Laws of Falmouth Bancorp, Inc.*
       4.1  Stock Option Plan for Santo P. Pasqualucci
      23.1  Consent of Shatswell MacLeod & Co., P.C.

* Incorporated by reference to the Registrant's Registration Statement on Form S-4, as amended (Registration No. 333-1693).

Item 9.  Undertakings.

      A.    Rule 415 offering. The undersigned Registrant hereby undertakes:

            (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b)) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                  (iii) To include any material information with respect to
            the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

            Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

            (2) That, for the purpose of determining liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      B. Filings incorporating subsequent Exchange Act documents by reference. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      C. Incorporated annual and quarterly reports. The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

      D. Filing of registration on Form S-8. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant for expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                 SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Falmouth, Commonwealth of Massachusetts, on this 25th day of October, 2002.

                                  Falmouth Bancorp, Inc.
                                  (Registrant)


                                  By: /s/ Santo P. Pasqualucci
                                      -------------------------------------
                                      Santo P. Pasqualucci
                                      President and Chief Executive Officer

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


       Signature                            Title                          Date
       ---------                            -----                          ----

/s/ Santo P. Pasqualucci    President and Chief Executive Officer    October 25, 2002
------------------------    (Principal Executive Officer) and
Santo P. Pasqualucci         Director

/s/ George E. Young, III    Vice President and Chief Financial       October 25, 2002
------------------------    Officer (Chief Financial and
George E. Young, III        Accounting Officer)

/s/ Wayne C. Lamson         Director                                 October 25, 2002
------------------------
Wayne C. Lamson

/s/ Gardner L. Lewis         Director                                October 25, 2002
------------------------
Gardner L. Lewis

/s/ John J. Lynch, Jr.      Chairman of the Board of Directors       October 25, 2002
------------------------
John J. Lynch, Jr.




/s/ Eileen C. Miskell       Director                                 October 25, 2002
------------------------
Eileen C. Miskell

/s/ William E. Newton       Director                                 October 25, 2002
------------------------
William E. Newton

/s/ Robert H. Moore         Director                                 October 25, 2002
------------------------
Robert H. Moore

/s/ James A. Keefe          Director                                 October 25, 2002
------------------------
James A. Keefe